EXHIBIT 99.1

Contact: Cameron Way (206) 373-9034

Onvia Increases Fourth Quarter Revenue 23% Over 2005, 14% Annually

Fourth quarter cash flow used in operations improves 64% over 2005

Onvia, Inc. (NASDAQ: ONVI), Seattle, WA – February 15, 2007 – Onvia, a leading provider of comprehensive government sales intelligence to businesses seeking government procurement opportunities, announced its fourth quarter and 2006 financial results today. Revenues for the fourth quarter increased 23% to $4.5 million from $3.7 million in the fourth quarter of 2005. Gross margin for the fourth quarter improved to 83% from 75% in the prior year. Net loss decreased to $1.1 million from $2.9 million in the fourth quarter of 2005, and loss per share for the fourth quarter decreased to $0.13 from $0.37 in the fourth quarter of 2005. Net loss included non-cash stock compensation of $303,000 or $0.04 per share in the fourth quarter of 2006, compared to $19,000 in the fourth quarter of 2005.

2006 revenues were $16.7 million, a 14% increase from $14.7 million in 2005. Net loss decreased by 20% to $5.5 million from $6.9 million in 2005. Loss per share for the year decreased to $0.70 from $0.89 in 2005. The 2006 net loss includes approximately $1.3 million of non-cash stock based compensation or $0.16 per share, up from $84,000 or $0.01 per share in 2005 due to the adoption of new accounting guidance applicable in 2006.

Cash used in operations decreased by 64% to approximately $786,000 in the fourth quarter of 2006 compared to $2.2 million in the fourth quarter of 2005. Fourth quarter cash flow used in operations includes approximately $900,000 in idle lease payments and costs associated with leasing our idle space. Excluding cash related to our idle lease, Onvia generated positive cash flow from operating activities in the fourth quarter in 2006, a first for the Company. For the year, total cash used in operating activities decreased by 45% to approximately $3.6 million in 2006 from $6.6 million in 2005.

Year over year, unearned revenue increased 41% to $8.8 million from $6.3 million as of December 31, 2005. Unearned revenue represents the unrecognized value of paid or billed client subscriptions and content license contracts.

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Onvia’s Strategic Plan and 2006 Activities

Beginning in 2005, Onvia developed a strategic plan designed to differentiate the Company within the public-sector information marketplace with the long-term objective of consistent revenue growth and increasing return on investment. In 2005 Onvia launched the Onvia Dominion database, a comprehensive resource for government agency research, agency buyer history, competitive intelligence, and government project histories unavailable elsewhere in the marketplace. Onvia’s product line expanded to include the original Onvia Guide lead notification product and Onvia Business Builder, the Company’s flagship market intelligence product.

Consistent with the strategic plan, Onvia successfully executed initiatives in 2006 intended to accelerate revenue growth, including new product releases, improving the execution of our sales force and improvements in client retention rates. Onvia launched a new database search tool, Onvia Navigator, which allows clients to easily identify market opportunities within the database and search the contents of the related specification documents.

“Onvia’s search tool, Onvia Navigator, is unique and unavailable elsewhere in the market today and combined with the Onvia Guide and Onvia Business Builder, represents a very powerful suite of market intelligence products applicable to business of all sizes,” stated Mike Pickett, Onvia’s Chairman and Chief Executive Officer. “We plan to continue to deliver exclusive, innovative information products each year to help our clients improve their return on investment on our services,” continued Mr. Pickett, “and at the same time, increase overall client satisfaction and contract value per client.” Nearly 34% of Onvia’s client base has purchased one of the Company’s new products, Onvia Business Builder or Onvia Navigator, since launch.

The next stages of Onvia’s strategic plan will be executed over the next three years. The current phase of the Company’s strategic plan focuses on new product releases, continued improvement in all aspects of sales and marketing, and constant focus on efficiency in 2007.

In the fourth quarter the Company leased all of its idle office space. The new lease decreases the future lease obligation by approximately $1.0 million per year. Onvia incurred cash expenditures of $603,000 on idle lease payments and $464,000 in lease execution costs, such as broker fees and tenant incentives, in the fourth quarter of 2006. The new lease amendment reduced the idle lease accrual and reduced net loss by approximately $67,000 in 2006. The net annual adjustment represents the difference between Onvia’s original sublease estimates and the actual negotiated terms included in the amended lease. The accrual for the idle office lease is approximately $3.8 million as of December 31, 2006.

Fourth Quarter Operating Metrics

Our business consists of two business channels: client subscriptions and content licenses.

Client subscriptions are sold directly to the end user of the business intelligence and are priced based upon the geographic range, nature of content purchased and, in certain products, number of users.

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Content licenses are generated from customers who resell Onvia’s business intelligence to their customers. These contracts are generally single or multi-year arrangements invoiced on a periodic basis, and are not included in unearned revenue until billed. Content license activity is excluded from the client subscription metrics.

Clients

At December 31, 2006, Onvia had approximately 9,200 clients, unchanged from September 30, 2006, but down from approximately 9,600 at December 31, 2005. The decline in clients from the prior year is almost exclusively due to the loss of metropolitan coverage clients who receive the least amount of content due to their small geographic scope. The value of the non-renewed metropolitan coverage clients represented less than 1% of our contract value.

Annual Contract Value

Annual contract value is the aggregate annual revenue value of the subscription client base. Growth in annual contract value demonstrates our success in increasing the number of high value clients and upgrading existing clients into new and higher valued products. At December 31, 2006, annual contract value for client subscriptions was $15.5 million, up from $13.1 million at December 31, 2005, an increase of 18%.

Annual Contract Value per Client

Annual contract value per client is the average annual contract value of our existing clients on an individual client basis. As of December 31, 2006, annual contract value per client was $1,692 compared to $1,371 year ago, and $1,629 at September 30, 2006.

Quarterly Contract Value per Client

Quarterly contract value per client represents the average annual contract value of all new and renewing clients transacting during the quarter and is a leading indicator of future annual contract value per client. Quarterly contract value per client increased to $1,810 in the fourth quarter of 2006 compared to $1,500 in the fourth quarter of 2005, and decreased slightly from $1,823 during the third quarter of 2006. Quarterly contract value per client was slightly lower than in the third quarter of 2006 due to a higher number of Onvia Guide products sold in the fourth quarter. The Onvia Guide is Onvia’s lower cost lead notification product, and its users represent an excellent opportunity for expansion into our higher valued, new product offers.

A conference call hosted by Onvia’s management will be held today, Thursday, February 15, 2007 at 1:30 p.m. PST to further discuss the financial results of the Company. This call will be broadcast via the Internet and may be accessed from the Company’s corporate website at www.onvia.com. A replay of the broadcast will be available on the Company’s website or by dialing 1-800-675-9924, pass code 21507, 15 minutes after the conference call. For investor relations questions please e-mail investorrelations@onvia.com.

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About Onvia

Onvia (NASDAQ: ONVI) helps companies identify and win government business across such diverse markets as architecture, engineering, construction, IT/telecom, consulting services, operations and maintenance, and transportation. Approximately 9,200 Onvia clients across the United States enjoy significant competitive advantage through customized, searchable access to Onvia’s Dominion™ database, the most comprehensive source of actionable government procurement intelligence available. With ever expanding coverage of more than 71,000 federal, state and local purchasing entities, Onvia delivers timely, in-depth information and insight on requests for proposals and quotes, agencies, decision-makers, vendors and project histories to help companies focus their sales resources on the best opportunities and convert them into awards. Onvia was founded in 1996 and is headquartered in Seattle, Washington.

Forward Looking Statements

This release may contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and involve risks and uncertainties, including statements regarding Onvia’s financial performance, profitability, new product investment, client count and client information, content licenses, the Onvia Business Builder and Onvia Navigator products, government agency participation, operating metrics, and changes to Onvia’s sales organization. Onvia’s actual results could differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s failure to execute its new products strategy; the new products fail to meet their expected capabilities; the new products fail to be as comprehensive as Onvia believes; Onvia’s clients are dissatisfied with the new products; Onvia’s technology fails to handle the increased demands on its online network caused by the new product offerings; customer adoption of new products is slower than expected; failure to improve sales penetration and marketing of new products; failure to improve operational efficiency; Onvia fails to increase annual contract value; competitors develop similar technologies and products; Onvia has overestimated the value of sales intelligence to companies doing business with government agencies; Onvia’s failure to anticipate expenditures which could significantly increase Onvia’s operating costs and cash burn rate; Onvia’s focus on high value clients is misplaced; and Onvia fails to continue to upgrade its existing client base into new and higher valued products.

For a detailed discussion of these and other cautionary statements, please refer to Onvia’s filings with the Securities and Exchange Commission (SEC) including Onvia’s Annual Report on Form 10-K for the year ended December 31, 2005, Onvia’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2006, and Onvia’s Proxy Statement filed with the SEC on April 5, 2006.